Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share of Bed Bath & Beyond, Inc., and that this Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13G, and for the completeness and accuracy of the information concerning him, her, or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he, she, or it knows or has reason to believe that such information is inaccurate.

Dated: July 6, 2026

Mitchell Rosen

By:	/s/ Mitchell Rosen
Name/Title:	Mitchell Rosen
Date:	07/06/2026

Mitchell A. Rosen Revocable Trust Dated March 21, 2017

By:	/s/ Mitchell Rosen
Name/Title:	Mitchell Rosen, Trustee
Date:	07/06/2026

Sharon Rosen

By:	/s/ Sharon Rosen
Name/Title:	Sharon Rosen
Date:	07/06/2026

Sharon Rosen Revocable Trust Dated March 21, 2017

By:	/s/ Sharon Rosen
Name/Title:	Sharon Rosen, Trustee
Date:	07/06/2026

By:	/s/ Mitchell Rosen
Name/Title:	Mitchell Rosen, Trustee
Date:	07/06/2026